Exhibit 23.2

Consent of Independent Auditors

    We consent to the reference to our firm in the Registration Statement (Form S-8) of Inhale Therapeutic Systems, Inc. for the registration of 300,000 shares of its common stock and to the incorporation by reference therein, of our report dated February 7, 2001, with respect to the financial statements of Shearwater Polymers, Inc. for the year ended June 30, 2000 included in the Inhale Therapeutic Systems, Inc. Current Report on Form 8-K Amendment No. 2, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Birmingham, Alabama
January 10, 2002